Apr. 17, 2001
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


     WASHINGTON MUTUAL ANNOUNCES RECORD QUARTERLY  EARNINGS AND
              CONTINUED STRONG OPERATING  FUNDAMENTALS;
            BOARD OF DIRECTORS  DECLARES  3-FOR-2  STOCK SPLIT
                     AND INCREASES CASH DIVIDEND

     SEATTLE -- Washington Mutual, Inc. (NYSE: WM) today announced record quarterly earnings of $641.0 million or $1.15 per diluted share, up 40 percent from first-quarter 2000 earnings of $458.5 million or 83 cents per diluted share.
     Earnings for the first quarter of 2001 include partial quarter results from the former mortgage operations of The PNC Financial Services Group, Inc. and Bank United Corp., which were acquired this year by Washington Mutual on Jan. 31 and Feb. 9, respectively. Both acquisitions were accounted for as purchase transactions, therefore the results of those operations are not included in previous periods.

     Highlights of the recent quarter include:
     o A return on common equity of 22.34 percent;
     o A substantially improved net interest margin, which produced a 25 percent increase in net interest income over last year;
     o Record noninterest income, including a 32 percent increase in depositor and other retail banking fees, as well as a significant increase in gain from loans activity resulting from strong growth in residential mortgage volume and the company's adoption of Financial Accounting Standard (FAS) No. 133;
     o Record loan volume of $24.38 billion, including a 100 percent increase in single-family residential (SFR) loan volume and a 57 percent increase in other loan volume;
     o Record checking account growth of 159,271, net of accounts acquired from Bank United;
     o An operating efficiency ratio of 46.33 percent.

    "Washington Mutual has entered 2001 on a very successful note," said Kerry Killinger, the company's chairman, president and CEO. "By all key measures - for both top line growth and bottom line results - our company produced excellent results in the first quarter. We look forward to building on that momentum and continuing to profitably grow our national franchises."

                                    - more -

BOARD DECLARES STOCK SPLIT; INCREASES CASH DIVIDEND

        Based on the company's continued strong operating fundamentals and financial performance, Washington Mutual's Board of Directors declared a 3-for-2 stock split, which will be paid in the form of a 50 percent stock dividend. The stock split is payable on May 15 of this year to shareholders of record as of April 30, 2001. The stock price will adjust to reflect the split effective May 16, 2001.
        In addition, the board declared a cash dividend of 22 cents on the company's common stock, payable on all shares of common stock including those resulting from the stock split, up from an adjusted 20.67 cents in the previous quarter. Dividends on the common stock are payable May 15, 2001 to shareholders of record as of April 30, 2001. The board also declared a $0.90625 dividend on Washington Mutual's Series H Preferred Stock payable on May 16, 2001.

FIRST QUARTER RESULTS

NET INTEREST AND NONINTEREST INCOME GROW

        Reflecting the improved net interest margin, which was driven primarily by a 150-basis-point reduction in the Federal funds rate during the period, net interest income increased 25 percent to $1.36 billion in the first quarter versus $1.08 billion a year earlier.
        The net interest spread for the quarter improved to 2.59 percent, compared with 2.25 percent for the same period last year, reflecting the company's higher yield on interest-earning assets. Likewise, the margin was 2.65 percent in the most recent quarter versus 2.38 percent for first quarter 2000.
        Depositor and other retail banking fees were a record $278.8 million, up 32 percent from $211.0 million a year earlier. During the first quarter, the company added 430,454 net new retail checking accounts, including 271,183 checking accounts acquired from Bank United.
        Reflecting the weakening stock market, securities fees and commissions were $72.2 million for the first quarter of 2001, versus $82.6 million for the same period one year ago.
        A significant pick up in fixed-rate loan volume - particularly in the second half of the quarter -- and the addition of the mortgage operations acquired from The PNC Financial Services Group, Inc. contributed to gain from loans of $187.0 million, up sharply from the gain of $61.2 million a year ago. The company's adoption of FAS 133 accelerated recognition of approximately $102 million of the gain from loans, which otherwise would have been recorded in the second quarter. Anticipated strong fixed-rate loan volume in the second quarter is expected to generate above-average gain from loans, the company said.

                                    - more -

WM - 3
        During the quarter, the company recorded a $62.8 million impairment of mortgage servicing rights. However, as part of Washington Mutual's macro-hedging strategy, this impairment was offset by realized net gains of $70.3 million on the sale of securities.

LENDING

        Robust refinancing activity, combined with the company's recent acquisitions previously noted, contributed to record total loan volume of $24.38 billion for the quarter, up 90 percent from $12.80 billion one year ago.
        Single-family residential (SFR) loan volume (excluding residential construction) was $19.93 billion, up 100 percent from $9.97 billion one year ago. Reflecting the current interest rate environment, 52 percent of the first-quarter's SFR volume represented fixed-rate mortgages versus last year's 7 percent. In addition, 53 percent of the SFR mortgage loan volume represented refinance activity, versus last year's 32 percent.
        Lending volume for loans other than SFR totaled $4.45 billion for the most recent quarter, up 57 percent over $2.84 billion in the first quarter of 2000.

EFFICIENCY RATIO IMPROVES

        The efficiency ratio (defined as noninterest expense, excluding amortization of goodwill and other intangible assets, as a percentage of net interest income and noninterest income) improved to 46.33 percent in the most recent quarter compared with 47.61 percent in the first quarter of last year.
        Including the operations of the recently-acquired companies, noninterest expense totaled $1.01 billion in the first quarter of 2001, compared with first-quarter 2000's figure of $744.6 million. This increase was more than offset, however, by the strong growth in noninterest income.

CREDIT QUALITY REMAINS STEADY

        Killinger said that credit quality, a key focus for Washington Mutual, remains strong and that the company continues to closely monitor it given the signs of a slowing national economy. While total nonperforming assets (NPAs) were $1.45 billion at March 31, 2001 versus $1.04 billion at Dec. 31, 2000, approximately 67 percent of this increase was due to the acquisition of the NPA portfolios of Bank United and the mortgage operations of The PNC Financial Services Group, Inc.. Total NPAs represented just 0.66 percent of total assets at the end of the first quarter of 2001, well below the company's target of less than 1.00 percent. "Credit quality remains in line with what our expectations were prior to the Bank United acquisition," Killinger noted.

                                    - more -

WM - 4
        Reflecting the company's larger and more diversified balance sheet, including Bank United's commercial loan portfolio, the provision for loan and lease losses was $82.3 million, versus $41.2 million for the same period in the previous year. Net loan charge-offs for the first quarter were $57.7 million, compared with $41.0 million a year earlier, but remained comparable to the fourth quarter level as an annualized percentage of average loans. At March 31, 2001, the allowance for loan and lease losses totaled $1.16 billion, and represented 91 percent of nonaccrual loans, as compared with 114 percent at Dec. 31, 2000.

BALANCE SHEET AND CAPITAL MANAGEMENT

        Consolidated assets at March 31, 2001 were $219.93 billion, compared with $194.72 billion at Dec. 31, 2000 and $188.61 billion at March 31, 2000. The previously noted acquisitions added approximately $26.34 billion of assets to Washington Mutual's balance sheet.
        At March 31, 2001, transaction account balances, including checking, savings and money market deposits, represented 62 percent of total deposits, compared with 57 percent at Dec. 31, 2000. Total deposits were $93.34 billion at the end of the first quarter, up from $79.57 billion at Dec. 31, 2000. The company's recent acquisitions contributed 76 percent of this growth, while organic growth contributed 24 percent.
        Stockholders' equity at March 31, 2001 was $12.34 billion and the capital ratios of Washington Mutual's banking subsidiaries continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.

COMPANY UPDATES

     o In addition to completing the acquisitions of Bank United Corp. and the mortgage operations of The PNC Financial Services Group, Inc., the company announced on April 2, 2001, its plans to acquire Fleet Mortgage Corp., a unit of FleetBoston Financial Corp. (NYSE: FBF). The transaction would increase Washington Mutual's residential mortgage servicing portfolio to $451.5 billion, on a pro forma basis at Dec. 31, 2000, making it the nation's second largest mortgage servicing business. In addition, the company would become the nation's leading mortgage loan originator, on a pro forma basis.
     The assets Washington Mutual will acquire from Fleet total approximately $6 billion. The transaction, which will be accounted for as a purchase, is expected to be modestly accretive to earnings per share in 2001 without revenue enhancements. Annual cost savings are anticipated to be approximately 30 percent of the acquired Fleet Mortgage expense base.



                                    - more -

        The transaction is anticipated to close in the second quarter of 2001, subject to regulatory notifications, including the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, and Hart-Scott-Rodino, as well as other closing conditions.
       o The company announced today that Atlanta has been selected as the newest site for its successful Occasio financial stores. Washington Mutual, which currently has no retail banking presence in the area, plans to open approximately 60 - 80 financial stores in the greater Atlanta area within the next few years.
        "We're setting a new standard in retail banking by combining WaMu's proven sales and service culture with a contemporary retail look and feel," said Deanna Oppenheimer, president of the company's Banking and Financial Services Group. "Our innovative use of people, technology and design elements unite to provide something that banks have never consistently delivered: an inviting customer experience."

OUTLOOK

        "In all areas of our business, our employees continue to drive very impressive results, profitably growing accounts, generating loans and expanding the number of new households served by Washington Mutual," Killinger said.
"Looking to the  remainder of this year,  we expect to further  benefit from the more favorable interest rate environment while generating strong growth in noninterest income. We further expect credit quality to remain within our target levels. In short, we expect a very solid 2001."
        With a history dating back to 1889, Washington Mutual is a national financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At March 31, 2001, Washington Mutual and its subsidiaries had consolidated assets of $219.93 billion. Washington Mutual currently operates more than 2,000 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.
        A live webcast of the company's quarterly earnings conference call will be held on Wed., Apr. 18 at 10:30 a.m. Eastern Time at www.wamu.com or via phone at 1.800.946.0705.
                                                 # # #


Media Contact:        Libby Hutchinson
                      1-800-228-9268
                      (206) 461-2484
                      libby.hutchinson@wamu.net

Investor Contacts:    JoAnn DeGrande
                      (206) 461-3186
                      joann.degrande@wamu.net
                      Ruthanne King
                      (206) 461-6421
                      ruthanne.king@wamu.net

WM - 7




                             WASHINGTON MUTUAL, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (dollars in millions, except per share data)
                                   (unaudited)

                                                                                       Quarter Ended
-----------------------------------------------------------------------------------------------------------------
                                                                             Mar. 31,     Dec. 31,    Mar. 31,
                                                                                2001         2000        2000
-----------------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Loans                                                                         $2,811.1     $2,533.3    $2,221.2
  Available-for-sale ("AFS") securities                                          1,031.7        712.1       692.2
  Held-to-maturity ("HTM") securities                                                  -        320.8       339.1
  Other interest and dividend income                                                70.9         66.2        51.1
-----------------------------------------------------------------------------------------------------------------
    Total interest income                                                        3,913.7      3,632.4     3,303.6
INTEREST EXPENSE
  Deposits                                                                         886.8        854.0       787.8
  Borrowings                                                                     1,667.9      1,677.4     1,431.1
-----------------------------------------------------------------------------------------------------------------
    Total interest expense                                                       2,554.7      2,531.4     2,218.9
-----------------------------------------------------------------------------------------------------------------
      Net interest income                                                        1,359.0      1,101.0     1,084.7
Provision for loan and lease losses                                                 82.3         52.5        41.2
-----------------------------------------------------------------------------------------------------------------
      Net interest income after provision for loan and lease losses              1,276.7      1,048.5     1,043.5
NONINTEREST INCOME
  Depositor and other retail banking fees                                          278.8        269.1       211.0
  Securities fees and commissions                                                   72.2         73.8        82.6
  Insurance fees and commissions                                                    12.3         11.0        11.5
  Loan servicing income (expense)                                                   (7.2)        36.7        33.3
  Loan related income                                                               55.6         33.7        24.0
  Gain from loans                                                                  187.0         64.2        61.2
  Gain (loss) from securities                                                       70.3         13.1       (21.6)
  Other income                                                                      80.8         47.8        21.1
------------------------------------------------------------------------------------------------------------------
    Total noninterest income                                                       749.8       549.4       423.1
NONINTEREST EXPENSE
  Compensation and benefits                                                        416.0        342.9       330.4
  Occupancy and equipment                                                          183.7        157.3       152.5
  Telecommunications and outsourced information services                           106.4         86.8        76.9
  Depositor and other retail banking losses                                         29.5         28.9        25.5
  Amortization of goodwill and other intangible assets                              36.0         25.7        26.7
  Other expense                                                                    241.4        179.9       132.6
-----------------------------------------------------------------------------------------------------------------
    Total noninterest expense                                                    1,013.0        821.5       744.6
-----------------------------------------------------------------------------------------------------------------
      Income before income taxes                                                 1,013.5        776.4       722.0
Income taxes                                                                       372.5        279.5       263.5
-----------------------------------------------------------------------------------------------------------------
NET INCOME                                                                       $ 641.0      $ 496.9     $ 458.5
=================================================================================================================
NET INCOME ATTRIBUTABLE TO COMMON STOCK                                          $ 639.8      $ 496.9     $ 458.5
=================================================================================================================

Net income per common share:
  Basic                                                                            $1.16        $0.94       $0.83
  Diluted                                                                           1.15         0.94        0.83

Basic weighted average number of common shares outstanding (in thousands)        551,426      525,859     551,787
Diluted weighted average number of common shares outstanding (in thousands)      558,083      530,977     552,659


                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                    (dollars in millions, except share data)
                                   (unaudited)


                                                                                Quarter Ended
----------------------------------------------------------------------------------------------------------------------------
                                                      Mar. 31, 2001            Dec. 31, 2000            Mar. 31, 2000
                                                    Balance       Rate      Balance       Rate       Balance        Rate
----------------------------------------------------------------------------------------------------------------------------
AVERAGE BALANCES AND WEIGHTED AVERAGE INTEREST RATES
  Loans                                             $136,856.9       8.22%  $122,619.0        8.26%  $116,289.7    7.64%
  Mortgage-backed securities  ("MBS")                 53,908.6       7.10     56,230.1        7.20     60,046.7    6.81
  Investment securities and other                      9,552.2       6.14      5,196.8        6.67      4,120.5    5.88
----------------------------------------------------------------------------------------------------------------------------
    Total interest-earning assets                    200,317.7       7.82    184,045.9        7.89    180,456.9    7.33

  Deposits:
     Checking accounts                                17,108.1                14,299.3                 13,515.5
     Savings accounts and money market
         deposit accounts  ("MMDAs")                  34,929.5                30,242.5                 29,853.9
     Time deposit accounts                            35,608.5                35,315.2                 37,598.5
----------------------------------------------------------------------------------------------------------------------------
  Total deposits                                      87,646.1       4.10     79,857.0        4.25     80,967.9    3.91
  Borrowings                                         110,254.0       6.14     99,852.9        6.68     94,727.5    6.08
----------------------------------------------------------------------------------------------------------------------------
    Total interest-bearing liabilities               197,900.1       5.23    179,709.9        5.60    175,695.4    5.08


  Net interest spread                                                2.59                     2.29                 2.25
  Net interest margin                                                2.65                     2.42                 2.38


  Total assets                                       212,764.0               192,127.8                186,376.9
  Stockholders' equity                                11,456.4                 9,668.3                  8,885.5








---------------------------------------------------------------------------------------
                                                             Quarter Ended
                                                             Mar. 31, 2001
---------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY ROLLFORWARD
Balance, Dec. 31, 2000                                          $10,165.5
Net income                                                          641.0
Cash dividends declared on common stock                            (167.6)
Cash dividends declared on reedemable preferred stock                (1.2)
Common stock issued to acquire Bank United Corp.                  1,389.0
Common stock issued through employee stock plans,
  including tax benefit                                              83.9
Other comprehensive income, net of tax                              225.0
---------------------------------------------------------------------------------------
Balance, Mar. 31, 2001                                          $12,335.6
=======================================================================================



                             WASHINGTON MUTUAL, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                  (dollars in millions, except per share data)
                                   (unaudited)



                                                                                  Mar. 31, 2001      Dec. 31, 2000     Mar. 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
  Cash and cash equivalents                                                           $ 2,962.7          $ 2,621.8        $ 2,818.0
  AFS securities:
      MBS                                                                              46,483.5           40,348.4         40,704.6
      Investment securities                                                             9,198.8            1,810.4            444.4
  HTM securities:
      MBS                                                                                     -           16,428.1         18,596.7
      Investment securities                                                                   -              136.5            138.0
  Loans held for sale                                                                  13,850.3            3,403.9            362.2
  Loans:
      Loans held in portfolio                                                         132,459.6          119,626.1        110,860.0
      Allowance for loan and lease losses                                              (1,157.8)          (1,013.8)        (1,025.2)
------------------------------------------------------------------------------------------------------------------------------------
        Total loans, net of allowance for loan and lease losses                       131,301.8          118,612.3        109,834.8
  Mortgage servicing rights ("MSR")                                                     3,456.4            1,017.3            767.6
  Investment in Federal Home Loan Banks ("FHLBs")                                       3,706.8            3,260.1          3,091.9
  Goodwill and other intangible assets                                                  2,192.2            1,083.7          1,165.2
  Other assets                                                                          6,772.8            5,993.5         10,681.8
------------------------------------------------------------------------------------------------------------------------------------
       Total assets                                                                  $219,925.3         $194,716.0       $188,605.2
====================================================================================================================================

LIABILITIES
  Deposits:
     Checking accounts                                                               $ 19,236.8         $ 14,499.8       $ 15,553.9
     Savings accounts and MMDAs                                                        38,792.1           30,655.8         29,702.4
     Time deposit accounts                                                             35,306.4           34,418.2         37,256.7
------------------------------------------------------------------------------------------------------------------------------------
       Total deposits                                                                  93,335.3           79,573.8         82,513.0
  Federal funds purchased and commercial paper                                          4,029.5            4,114.7          2,410.7
  Securities sold under agreements to repurchase ("repurchase agreements")             29,513.9           29,756.1         28,467.7
  Advances from FHLBs                                                                  66,779.5           57,854.9         57,853.0
  Other borrowings                                                                     10,318.2            9,930.3          6,832.1
  Other liabilities                                                                     3,613.3            3,320.7          1,823.1
------------------------------------------------------------------------------------------------------------------------------------
       Total liabilities                                                              207,589.7          184,550.5        179,899.6
STOCKHOLDERS' EQUITY                                                                   12,335.6           10,165.5          8,705.6
------------------------------------------------------------------------------------------------------------------------------------
       Total liabilities and stockholders' equity                                    $219,925.3         $194,716.0       $188,605.2
====================================================================================================================================

Common shares outstanding at end of period (in thousands)  (1)                          584,754            539,856          552,626
Book value per common share                                                              $21.54             $19.26           $16.10
Tangible book value per common share                                                      18.21              17.49            14.24

Full-time equivalent employees at end of period                                          33,525             28,798           28,205

(1) Includes 12 million shares held in escrow that were not included in the book value per share calculations.


WM - 10

                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                 (dollars in millions, except per share amounts)
                                   (unaudited)


Note: The following analysis of reported and operating earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations. It is not intended to replace traditional financial statement disclosures in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.



                                                                                                 Quarter Ended
-------------------------------------------------------------------------------------------------------------------------------
                                                                                   Mar. 31,        Dec. 31,        Mar. 31,
                                                                                     2001            2000            2000
-------------------------------------------------------------------------------------------------------------------------------

REPORTED FINANCIAL RESULTS

  Net income                                                                                  $641.0          $496.9         $458.5
  Net income per common share                                                                  $1.16           $0.94          $0.83
  Net income per diluted common share                                                           1.15            0.94           0.83

  Financial ratios on reported financial results:
    Return on average assets                                                                    1.21%           1.03%          0.98%
    Return on average common equity                                                            22.34           20.56          20.64
    Efficiency ratio, excluding amortization of goodwill and other intangible assets           46.33           48.22          47.61
    Efficiency ratio, including amortization of goodwill and other intangible assets           48.04           49.78          49.38


EARNINGS FROM OPERATIONS, EXCLUDING AMORTIZATION OF GOODWILL AND OTHER INTANGIBLE ASSETS

     Net income attributable to common stock                                                  $639.8          $496.9         $458.5
     Total amortization of goodwill and other intangible assets                                 36.0            25.7           26.7
     Income tax expense                                                                         (6.6)           (6.0)          (6.0)
------------------------------------------------------------------------------------------------------------------------------------
       Amortization of goodwill and other intangible assets, net of tax                         29.4            19.7           20.7
------------------------------------------------------------------------------------------------------------------------------------
     Earnings from operations, excluding amortization of goodwill and other intangible assets $669.2          $516.6         $479.2
====================================================================================================================================

     Earnings per diluted common share, excluding amortization of goodwill and
        other intangible assets                                                                $1.20           $0.97          $0.87

  Financial ratios on earnings from operations:
    Return on average assets                                                                    1.26%           1.08%          1.03%
    Return on average common equity                                                            23.37           21.37          21.57

PRO FORMA (1)
Income before income tax expense and amortization of goodwill                          $1,042.9
Income tax expense                                                                       (374.2)
------------------------------------------------------------------------------------------------
Net income, excluding amortization of goodwill                                            668.7
Redeemable preferred stock dividends                                                       (1.2)
------------------------------------------------------------------------------------------------
Net income attributable to common stock, excluding amortization of goodwill             $ 667.5
================================================================================================

Earnings per diluted common share, excluding amortization of goodwill                     $1.20

(1) Represents pro forma impact to year-to-date March 31, 2001 net income assuming application of the proposed business combinations accounting standard, which eliminates the amortization of goodwill from net income.


WM - 11


                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                                   (unaudited)



                                                                                                      Mar. 31,       Dec. 31,
                                                                                                         2001           2000
------------------------------------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
  Stockholders' equity/total assets                                                                       5.61%          5.22%
  Stockholders' equity (1)/total assets (1)                                                               5.54           5.24
  Estimated total risk-based capital (2)                                                                 10.91          11.07


(1)  Excludes unrealized net gain/loss on available-for-sale securities and derivatives.
(2)  Estimate of what WMI's total risk-based  capital ratio would be if it was a bank holding  company that  complies  with Federal  Reserve  Board  capital requirements.





                                                                                   Mar. 31,           Dec. 31,       Mar. 31,
                                                                                      2001               2000           2000
------------------------------------------------------------------------------------------------------------------------------
RETAIL CHECKING ACCOUNTS (3)
    WMB and WMBfsb                                                                1,079,569          1,064,780      1,026,450
    WMB, FA                                                                       4,159,860 (4)      3,744,195      3,401,775
------------------------------------------------------------------------------------------------------------------------------
      Total retail checking accounts                                              5,239,429          4,808,975      4,428,225
==============================================================================================================================

RETAIL CHECKING ACCOUNT ACTIVITY (3)
 Net accounts opened during the quarter:
    WMB and WMBfsb                                                                   14,789              7,656         19,701
    WMB, FA                                                                         415,665 (4)         98,384        113,591
------------------------------------------------------------------------------------------------------------------------------
  Net new retail checking accounts                                                  430,454            106,040        133,292
==============================================================================================================================


(3)  Retail  checking  accounts  exclude  commercial   business  accounts.   The
     information provided refers to the number of accounts, not dollar volume.
(4)  Includes 271,183 checking accounts acquired from Bank United Corp.


WM - 12

                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)
                                                                                  Quarter Ended
--------------------------------------------------------------------------------------------------------------------
                                                                      Mar. 31,           Dec. 31,          Mar. 31,
                                                                         2001               2000              2000
--------------------------------------------------------------------------------------------------------------------
LOAN VOLUME
  Single-family residential ("SFR"):
      Adjustable rate ("ARMs")                                       $ 7,374.4          $ 8,766.8         $ 7,970.5
      Fixed rate                                                      10,418.0            2,860.4             738.9
      Specialty mortgage finance                                       2,138.4            1,913.4           1,256.5
--------------------------------------------------------------------------------------------------------------------
      Total SFR loan volume                                           19,930.8           13,540.6           9,965.9
  SFR - construction                                                   1,197.2              413.9             427.9
  Second mortgage and other consumer:
      Banking subsidiaries                                             1,335.0            1,426.1             896.2
      Washington Mutual Finance                                          500.8              587.9             513.0
  Commercial business                                                    756.2              806.3             445.6
  Commercial real estate:
     Apartment buildings                                                 480.3              410.9             471.9
     Other commercial real estate                                        180.0              124.0              83.4
--------------------------------------------------------------------------------------------------------------------
     Total loan volume                                               $24,380.3          $17,309.7         $12,803.9
====================================================================================================================

LOAN VOLUME BY CHANNEL
   Originated                                                        $20,408.6          $15,665.9         $12,164.8
   Purchased                                                           1,228.6              959.3             435.7
   Correspondent                                                       2,743.1              684.5             203.4
--------------------------------------------------------------------------------------------------------------------
      Total loan volume by channel                                   $24,380.3          $17,309.7         $12,803.9
====================================================================================================================

REFINANCING ACTIVITY
  SFR:
      ARMs                                                            $4,321.1           $3,824.1          $2,969.9
      Fixed rate                                                       6,290.6              787.4             200.5
  SFR - construction                                                       6.2                6.2               4.9
  Commercial real estate:
     Apartment buildings                                                 194.7              154.4             175.7
     Other commercial real estate                                         58.5               68.1             114.0
--------------------------------------------------------------------------------------------------------------------
    Total refinances                                                 $10,871.1           $4,840.2          $3,465.0
====================================================================================================================

SFR LOAN ORIGINATIONS (1)
  Short-term ARMs:
     Treasury indices                                                 $5,228.0           $6,451.5          $5,326.4
     COFI                                                                513.7            1,434.4             378.6
     Other                                                                 2.5                1.9               2.3
--------------------------------------------------------------------------------------------------------------------
       Total short-term ARMs                                           5,744.2            7,887.8           5,707.3
  Medium-term ARMs                                                     1,311.6              434.9           2,059.9
  Fixed-rate mortgages                                                 7,977.2            2,664.2             732.4
--------------------------------------------------------------------------------------------------------------------
       Total SFR loan originations                                   $15,033.0          $10,986.9          $8,499.6
====================================================================================================================

(1) Does not include purchased and correspondent SFR loans and specialty mortgage finance loans.

WM - 13

                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)

                                                                 Change from
                                                               Dec. 31, 2000          Mar. 31,          Dec. 31,          Mar. 31,
                                                            to Mar. 31, 2001             2001              2000              2000
------------------------------------------------------------------------------------------------------------------------------------
LOANS AND MBS BY PROPERTY TYPE
  Loans held in portfolio:
     SFR                                                            $ 3,353.3        $ 83,534.0        $ 80,180.7        $ 77,245.9
     SFR - construction                                               1,569.7           3,000.4           1,430.7           1,277.1
     Second mortgage and other consumer:
         Banking subsidiaries                                         1,234.2           9,225.9           7,991.7           6,534.8
         Washington Mutual Finance                                       81.6           2,568.1           2,486.5           2,131.1
     Specialty mortgage finance                                         616.2           7,399.4           6,783.2           3,772.9
     Commercial business                                              2,589.0           4,862.6           2,273.6           1,522.6
     Commercial real estate:
        Apartment buildings                                           1,432.0          17,089.6          15,657.6          15,442.6
        Other commercial real estate                                  1,957.5           4,779.6           2,822.1           2,933.0
------------------------------------------------------------------------------------------------------------------------------------
  Total loans held in portfolio                                      12,833.5         132,459.6         119,626.1         110,860.0
  Less: allowance for loan and lease losses                            (144.0)         (1,157.8)         (1,013.8)         (1,025.2)
  Loans securitized and retained as MBS                              (5,653.3)         29,115.5          34,768.8          34,179.3
------------------------------------------------------------------------------------------------------------------------------------
     Total loans held in portfolio and loans
        securitized and retained as MBS                               7,036.2         160,417.3         153,381.1         144,014.1
  Loans held for sale                                                10,446.4          13,850.3           3,403.9             362.2
------------------------------------------------------------------------------------------------------------------------------------
     Total loans and loans securitized and retained as MBS           17,482.6         174,267.6         156,785.0         144,376.3
  Purchased MBS                                                      (4,639.7)         17,368.0          22,007.7          25,122.0
------------------------------------------------------------------------------------------------------------------------------------
     Total loans and MBS                                            $12,842.9        $191,635.6        $178,792.7        $169,498.3
====================================================================================================================================













                                                                   Mar. 31, 2001      Dec. 31, 2000     Mar. 31, 2000
------------------------------------------------------------------------------------------------------------------------
MBS BALANCES BY ORIGINATED AND PURCHASED:
   AFS MBS:
      Originated                                                          $29,115.5         $18,434.6         $15,729.7
      Purchased                                                            17,368.0          21,913.8          24,974.9
------------------------------------------------------------------------------------------------------------------------
                                                                          $46,483.5         $40,348.4         $40,704.6
========================================================================================================================
   HTM MBS:
      Originated                                                                 $-         $16,334.2         $18,449.6
      Purchased                                                                   -              93.9             147.1
------------------------------------------------------------------------------------------------------------------------
                                                                                 $-         $16,428.1         $18,596.7
========================================================================================================================



WM - 14

                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)
                                                                                      Dec. 31, 2000
                                                                                   to Mar. 31, 2001
----------------------------------------------------------------------------------------------------
ROLLFORWARD OF LOANS HELD FOR SALE
  Balance, beginning of period                                                            $ 3,403.9
     Loans added through acquisitions                                                       6,005.4
     Loans originated and purchased                                                        14,931.7
     Loans sold or securitized                                                            (10,052.5)
     Loan payments and other                                                                 (438.2)
----------------------------------------------------------------------------------------------------
  Change in loans                                                                          10,446.4
----------------------------------------------------------------------------------------------------
  Balance, end of period                                                                  $13,850.3
====================================================================================================


ROLLFORWARD OF LOANS HELD IN PORTFOLIO
  Balance, beginning of period                                                           $119,626.1
     Loans added through acquisitions                                                      12,333.7
     Loans originated and purchased                                                         9,448.6
     Loans securitized                                                                            -
     Loan payments and other                                                               (8,948.8)
----------------------------------------------------------------------------------------------------
  Change in loans                                                                          12,833.5
----------------------------------------------------------------------------------------------------
  Balance, end of period                                                                 $132,459.6
====================================================================================================


ROLLFORWARD OF MORTGAGE SERVICING RIGHTS ("MSR")
  Balance, beginning of period                                                             $1,017.3
     Additions through acquisitions                                                         2,143.0
     Additions                                                                                483.1
     Amortization                                                                            (124.2)
     Impairment adjustment                                                                    (62.8)
----------------------------------------------------------------------------------------------------
  Balance, end of period(1)                                                                $3,456.4
====================================================================================================


ROLLFORWARD OF LOAN SERVICING PORTFOLIO WITH MSR
  Balance, beginning of period                                                           $ 79,335.3
     Additions through acquisitions                                                       112,792.6
     Additions                                                                             19,005.3
     Loan payments and other                                                               (9,832.8)
----------------------------------------------------------------------------------------------------
  Balance, end of period                                                                 $201,300.4
====================================================================================================



                                                                                  Mar. 31, 2001
                                                                                     Balance
----------------------------------------------------------------------------------------------------
TOTAL SERVICING PORTFOLIO
     Loan servicing portfolio with MSR                                                   $201,300.4
     Loan servicing portfolio without MSR                                                   6,428.2
     Servicing on retained MBS without MSR                                                 12,677.3
     Servicing on owned loans                                                             136,361.8
----------------------------------------------------------------------------------------------------
  Total servicing portfolio                                                              $356,767.7
====================================================================================================


                                                                        Mar. 31, 2001
                                                           -----------------------------------------
                                                                Unpaid Principal   Weighted Average
                                                                    Balance         Servicing Fee
----------------------------------------------------------------------------------------------------
TOTAL SERVICING PORTFOLIO, EXCLUDING RETAINED MBS WITHOUT MSR                      (in basis points,
     AND OWNED LOANS                                                                 annualized)
     Government                                                     $ 13,704.2          51
     Agency                                                          126,595.9          45
     Private                                                          61,377.7          45
     Long Beach                                                        6,050.8          50
----------------------------------------------------------------------------------------------------
  Total servicing portfolio, excluding retained MBS without MSR
    and owned loans                                                 $207,728.6          46
====================================================================================================

(1) At March 31, 2001, aggregate MSR fair value was $3.60 billion.

WM - 15

                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)



                                          Change from
                                        Dec. 31, 2000      Mar. 31,                 Dec. 31,                Mar. 31,
                                     to Mar. 31, 2001         2001   % of total        2000    % of total      2000       % of total
------------------------------------------------------------------------------------------------------------------------------------
REAL ESTATE LOANS AND MBS
  Short-term ARMs:
     COFI                             $ (1,383.6)       $ 41,174.1        25%   $ 42,557.7         27%   $ 49,532.0            32%
     Treasury indices                   (1,162.5)         43,589.5        26      44,752.0         28      33,351.6            21
     Other                               4,929.1          13,482.6 (1)     8       8,553.5 (1)      5       7,742.6             5
------------------------------------------------------------------------------------------------------------------------------------
      Total short-term ARMs              2,383.0          98,246.2        59      95,863.2         60      90,626.2            58
  Medium-term ARMs                       3,561.5          32,553.0        19      28,991.5         18      29,520.8            19
  Fixed-rate loans                       7,996.0          20,831.8        12      12,835.8          8      11,922.4             7
  Fixed-rate MBS                        (5,474.6)         17,106.4        10      22,581.0         14      24,492.7            16
------------------------------------------------------------------------------------------------------------------------------------
      Total real estate loans and MBS   $8,465.9        $168,737.4       100%   $160,271.5        100%   $156,562.1           100%
====================================================================================================================================

(1) At March 31, 2001, the balance included $2.68 billion of securities retained which bear COFI to LIBOR basis risk. At December 31, 2000, the balance included $ 2.75 billion of securities retained which bear COFI to LIBOR basis risk.





                                                                                        Quarter Ended
                                  ------------------------------------------------------------------------------
                                                                             Mar. 31,     Dec. 31,      Mar. 31,
                                                                                2001         2000          2000
                                  ------------------------------------------------------------------------------
                                  MORTGAGE BANKING INCOME
                                    Loan servicing income                     $199.3        $94.7         $65.2
                                        Amortization of MSR                   (124.2)       (41.7)        (26.0)
                                        Impairment of MSR                      (62.8)        (8.7)            -
                                        Other                                  (19.5)        (7.6)         (5.9)
                                  ------------------------------------------------------------------------------
                                         Net loan servicing income (expense)    (7.2)        36.7          33.3
                                    Mortgage related income                     48.1         31.7          22.9
                                    Gain from mortgage loans:
                                        Realized                                84.4         64.0          58.6
                                        Unrealized                             102.4            -             -
                                  ------------------------------------------------------------------------------
                                           Total gain from mortgage loans      186.8         64.0          58.6
                                    Gain on sale of originated MBS              48.7          2.4             -
                                  ------------------------------------------------------------------------------
                                       Total mortgage banking income          $276.4       $134.8        $114.8
                                  ==============================================================================


WM - 16




                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)



                                                                                Mar. 31, 2001                Dec. 31, 2000
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Balance       Term (1)       Balance       Term (1)
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSITS, BORROWINGS AND DERIVATIVES OUTSTANDING                                         (in months)                  (in months)
Deposits:
  Noninterest-bearing checking accounts, savings accounts,
      MMDAs and time deposit accounts                                      $ 13,527.5           N/A      $ 8,754.8           NA
  Interest-bearing checking accounts, savings accounts and MMDAs             44,501.6           N/A       36,401.5           NA
  Interest-bearing time deposit accounts                                     35,306.2             7       34,417.5            7
------------------------------------------------------------------------------------------------------------------------------------
     Total deposits                                                          93,335.3                     79,573.8
Borrowings:
  Adjustable (2)                                                             58,437.5             1       57,219.1             1
  Short-term fixed                                                           38,990.1             2       30,456.6             2
  Long-term fixed                                                            13,213.5            49       13,980.3            48
------------------------------------------------------------------------------------------------------------------------------------
     Total borrowings                                                       110,641.1                    101,656.0
------------------------------------------------------------------------------------------------------------------------------------
Total deposits and borrowings                                              $203,976.4                   $181,229.8
====================================================================================================================================


                                                              Mar. 31, 2001                               Dec. 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
                                                  Notional         Fair                      Notional        Fair
                                                   Amount         Value      Term (1)         Amount        Value        Term (1)
------------------------------------------------------------------------------------------------------------------------------------
Derivatives:                                                                (in months)                                 (in months)
  WM pay rate swaps:
       Fixed rate                                $ 8,461.0        $(112.0)         9        $11,008.1       $(46.4)            9
       Variable rate                               3,680.0          189.4          1          2,890.0        140.0             2
------------------------------------------------------------------------------------------------------------------------------------
  Total swaps                                     12,141.0           77.4                    13,898.1         93.6
  Caps\Collars\Corridors\Swaptions                 7,086.2           41.9          6          8,286.2         16.4             1
------------------------------------------------------------------------------------------------------------------------------------
     Total derivatives                           $19,227.2         $119.3                   $22,184.3       $110.0
====================================================================================================================================


(1) Terms used are remaining term for deposits and term to reprice for borrowings and notional amount of derivatives.
(2) Adjustable-rate borrowings included notional values of $13.20 billion of embedded purchased interest rate floors at March 31, 2001 and December 31, 2000. At March 31, 2001, $7.10 billion of these contracts were effective. Contractual start dates for the remaining floors range from April 2001 to July 2003. Once effective, the floors reprice every three months.


WM - 17



                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)




                                                                                       Quarter Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Mar. 31,     Dec. 31,     Sept. 30,       June 30,        Mar. 31,
                                                                    2001        2000           2000           2000            2000
------------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN AND LEASE LOSSES
  Balance, beginning of quarter                                  $1,013.8    $1,011.8      $1,009.7         $1,025.2       $1,041.9
  Provision for loan and lease losses                                82.3        52.5          47.6             44.1           41.2
  Identified allowance for loans sold or securitized (1)                -           -          (2.6)           (17.1)         (16.9)
  Allowance acquired through business combinations                  119.4           -             -                -              -
------------------------------------------------------------------------------------------------------------------------------------
                                                                  1,215.5     1,064.3       1,054.7          1,052.2        1,066.2
  Loans charged off:
    SFR and SFR construction                                         (5.7)       (5.2)         (3.1)            (5.6)          (6.8)
    Second mortgage and other consumer:
        Banking subsidiaries                                        (12.0)      (10.8)        (11.6)            (9.9)         (10.6)
        Washington Mutual Finance                                   (33.4)      (34.1)        (30.2)           (28.2)         (27.1)
    Specialty mortgage finance                                       (7.2)       (2.5)         (0.8)            (0.8)          (0.6)
    Commercial business                                              (3.7)       (3.0)         (3.4)            (3.7)          (0.8)
    Commercial real estate:
        Apartment buildings                                          (0.2)       (0.3)         (0.3)            (0.5)          (1.2)
        Other commercial real estate                                 (2.5)       (0.3)         (0.4)            (0.6)          (0.4)
------------------------------------------------------------------------------------------------------------------------------------
      Total loans charged off                                       (64.7)      (56.2)        (49.8)           (49.3)         (47.5)
  Recoveries of loans previously charged off:
    SFR and SFR construction                                          0.7         0.2           0.3              0.8            0.1
    Second mortgage and other consumer:
        Banking subsidiaries                                          0.9         0.9           0.7              1.0            0.8
        Washington Mutual Finance                                     5.0         3.9           4.4              4.3            4.4
    Specialty mortgage finance                                          -           -             -                -            0.5
    Commercial business                                               0.3         0.3           0.3              0.4            0.2
    Commercial real estate:
        Apartment buildings                                             -           -           0.8                -            0.5
        Other commercial real estate                                  0.1         0.4           0.4              0.3              -
------------------------------------------------------------------------------------------------------------------------------------
      Total recoveries of loans previously charged off                7.0         5.7           6.9              6.8            6.5
------------------------------------------------------------------------------------------------------------------------------------
         Net charge offs                                            (57.7)      (50.5)        (42.9)           (42.5)         (41.0)
------------------------------------------------------------------------------------------------------------------------------------
  Balance, end of quarter                                        $1,157.8    $1,013.8      $1,011.8         $1,009.7       $1,025.2
====================================================================================================================================

  Net charge offs (annualized) as a percentage of average loans     0.17%        0.16%         0.14%            0.15%          0.14%


(1)  Allowance is due to loan sales and securitizations during the applicable quarters.

WM - 18


                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)



                                                                                   Mar. 31,         Dec. 31,          Mar. 31,
                                                                                      2001             2000              2000
-------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN AND LEASE LOSSES AS A PERCENTAGE OF:
      Nonaccrual loans                                                                   91%             114%              128%
      Nonperforming assets                                                               80               98               104

Changes in the  liability  for losses on loans  securitized  with  recourse  and retained or sold, included in
"Other liabilities," were as follows:

ALLOWANCE FOR RECOURSE OBLIGATIONS:
  Balance, beginning of quarter                                                      $104.3           $106.1            $113.1
  Acquisitions                                                                          4.1                -                 -
  Charge offs, net of provision for recourse losses                                    (2.9)            (1.8)             (3.6)
-------------------------------------------------------------------------------------------------------------------------------
  Balance, end of quarter                                                            $105.5           $104.3            $109.5
===============================================================================================================================

The total loss coverage represents the allowance for loan and lease losses and allowance for recourse obligations as a percentage of nonaccrual loans:

  Total loss coverage percentage                                                        99%             126%              142%

WM - 19



                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)

                                                                             Mar. 31, 2001     Dec. 31, 2000      Mar. 31, 2000
--------------------------------------------------------------------------------------------------------------------------------
NONPERFORMING ASSETS ("NPAS")
  Nonaccrual loans:
    SFR and SFR construction                                                      $  709.3           $ 547.0             $584.7
    Second mortgage and other consumer:
        Banking subsidiaries                                                          46.2              51.2               37.6
        Washington Mutual Finance                                                     66.2              65.6               53.9
    Specialty mortgage finance                                                       261.4             178.5               75.5
    Commercial business                                                               58.2              12.3               15.6
    Commercial real estate:
        Apartment buildings                                                           19.6              10.1               16.5
        Other commercial real estate                                                 110.4              21.0               15.1
--------------------------------------------------------------------------------------------------------------------------------
       Total nonaccrual loans                                                      1,271.3             885.7              798.9
  Foreclosed assets:
    SFR and SFR construction                                                         111.0              96.8              137.2
    Second mortgage and other consumer:
        Banking subsidiaries                                                          19.5              16.2               16.7
        Washington Mutual Finance                                                      7.1               6.0                4.0
    Specialty mortgage finance                                                        31.0              23.9                3.1
    Commercial real estate:
       Apartment buildings                                                             1.4               0.7                3.7
       Other commercial real estate                                                   13.3               9.6               25.3
--------------------------------------------------------------------------------------------------------------------------------
       Foreclosed assets                                                             183.3             153.2              190.0
--------------------------------------------------------------------------------------------------------------------------------
       Total NPAs                                                                 $1,454.6          $1,038.9             $988.9
================================================================================================================================

  NPAs by property type:
    SFR and SFR construction                                                      $  820.3           $ 643.8             $721.9
    Second mortgage and other consumer:
        Banking subsidiaries                                                          65.7              67.4               54.3
        Washington Mutual Finance                                                     73.3              71.6               57.9
    Specialty mortgage finance                                                       292.4             202.4               78.6
    Commercial business                                                               58.2              12.3               15.6
    Commercial real estate:
       Apartment buildings                                                            21.0              10.8               20.2
       Other commercial real estate                                                  123.7              30.6               40.4
--------------------------------------------------------------------------------------------------------------------------------
       Total NPAs                                                                 $1,454.6          $1,038.9             $988.9
================================================================================================================================

  NPAs as a percentage of:
    Total loans held in portfolio                                                     1.10%             0.87%              0.89%
    Total loans held in portfolio and recourse loans and recourse MBS                 0.95              0.74               0.74
    Total assets                                                                      0.66              0.53               0.52

